UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A
(Rule 14a-101)

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. [__])

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Preliminary Proxy Statement.
Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)).
Definitive Proxy Statement.
Definitive Additional Materials.
Soliciting material Pursuant to §240.14a-12.

Lear Corporation (Name of Registrant as Specified In Its Charter)

MARCATO, L.P.
MARCATO II, L.P.
MARCATO INTERNATIONAL MASTER FUND, LTD.
MARCATO CAPITAL MANAGEMENT LLC
RICHARD T. MCGUIRE III
OSKIE MASTER FUND, LP
OSKIE CAPITAL MANAGEMENT, LLC
CLIVE ROWE
DAVID M. MARKOWITZ
ENRICO DIGIROLAMO

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On April 1, 2013, Marcato, L.P., Marcato II, L.P., Marcato International Master Fund, Ltd., Marcato Capital Management LLC, Oskie Master Fund, LP and Oskie Capital Management, LLC (collectively, the “Marcato-Oskie Group”) entered into an agreement (the “Settlement Agreement”) with Lear Corporation (the “Company”), pursuant to which (i) the Company issued a press release on April 1, 2013 with respect to the Company’s existing share repurchase program and a new share repurchase authorization, (ii) the Company will appoint an additional director mutually acceptable to both the Company and the Marcato-Oskie Group to the Company’s Board of Directors as promptly as practicable following the 2013 Annual Meeting of Stockholders of the Company (the “2013 Annual Meeting”) and (iii) the Marcato-Oskie Group agreed to irrevocably withdraw its nominees and proposal submitted to the Company in February 2013 and agreed not to take any further action with respect to any solicitation materials filed with the Securities and Exchange Commission. The full Settlement Agreement is attached to the Schedule 13D/A filed by the Marcato-Oskie Group on April 1, 2013.  In accordance with the Settlement Agreement, the Marcato-Oskie Group is withdrawing its preliminary proxy statement filed with the Securities and Exchange Commission and does not intend to solicit proxies at the 2013 Annual Meeting.